Exhibit 99.16

Execution Version

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of July 26, 2019

by and between

CITI REAL ESTATE FUNDING INC.

(Initial Note A Holder)

and

KCM SACRAMENTO, LLC

(Note B Holder)

The Citizen Hotel Sacramento

AGREEMENT BETWEEN NOTEHOLDERS

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of July 26, 2019 by and between CITI REAL ESTATE FUNDING INC. (“CREFI” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A, the “Initial Note A Holder”, and in its capacity as the initial agent, the “Initial Agent”) and KCM SACRAMENTO, LLC, a Delaware limited liability company (together with its successors and assigns in interest, in its capacity as owner of Note B, the “Note B Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), CREFI originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to CL1 Sacramento, LLC (the “Mortgage Loan Borrower”), which was evidenced by two promissory notes, each dated as of July 23, 2019, and secured by a first priority deed of trust, fixture filing and security agreement (as amended, modified or supplemented, the “Mortgage”) on those certain real properties located as described on the Mortgage Loan Schedule (the “Mortgaged Property”): (i) one promissory note in the original principal amount of $34,000,000.00 (“Note A”) made by the Mortgage Loan Borrower in favor of the Initial Note A Holder and (ii) one promissory note in the original principal amount of $6,000,000.00 (“Note B”) made by the Mortgage Loan Borrower in favor of the Initial Note B Holder;

WHEREAS, the Note B Holder has acquired Note B from the Initial Note B Holder; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A and Note B;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances and reasonable out-of-pocket expenses incurred by and reimbursable to any Servicer, Trustee, certificate administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the

2

Mortgage Loan, and (b) all interest accrued on Advances made by any Servicer or Trustee in accordance with the terms of the Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement (but for purposes hereof shall be limited to Advances in respect of the Mortgage Loan or the Mortgaged Property).

“Affiliate” shall mean with respect to any specified Person (i) any Common Control Party, (ii) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is the office of the Note A Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to “Appraisal Reduction” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed pursuant to the Note A PSA.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

3

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Note A PSA.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Control Party” shall mean with respect to any specified Person, any other person that Controls, is Controlled by or under common Control with such specified Person.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Controlling Class Representative” shall mean the “Controlling Class Representative” or “Directing Holder”, if any, as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note B Holder, unless a Note B Control Appraisal Period has occurred and is continuing, provided that, if the Note B Holder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in Note B is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note B (whether as the Note B Holder, the Controlling Noteholder Representative or otherwise), then a Note B Control Appraisal Period shall be deemed to have occurred; and (ii) if and for so long as a Note B Control

4

Appraisal Period has occurred and is continuing, the Note A Holder; and provided further that at any time the Note A Holder is the Controlling Noteholder and Note A is included in the Note A Securitization, references to the “Controlling Noteholder” herein shall mean the Controlling Class Representative or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; and provided further that, if (1) the Note A Holder would be the Controlling Noteholder pursuant to the terms hereof, but at least 50% of the interests in Note A are held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note A and (2) a Note B Control Appraisal Period is in effect, then there shall be no Controlling Noteholder. The Note B Holder is the Controlling Noteholder as of the date hereof.

“Controlling Noteholder Representative” shall have the meaning assigned to such term in Section 6(a).

“CREFI” shall have the meaning assigned to such term in the preamble to this Agreement.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Debt Service” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean:

(i) in connection with the purchase of Note A by the Note B Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the Principal Balance of Note A, (b) accrued and unpaid interest on the Principal Balance of Note A at the Note A Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note A Holder, other than Prepayment Premiums, Default Interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, Default Interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances payable or reimbursable to any Servicer, and special servicing fees incurred by or on behalf of the Note A Holder), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on

5

behalf of the Note A Holder, (f) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to the Note A Holder pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (i)(d) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A at the Note A Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Depositor” shall mean the depositor under the Note A PSA.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Final Recovery Determination” shall have the meaning assigned to such term in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Foreclosure Property” shall have the meaning assigned to the term “REO Property” in the Servicing Agreement.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Indemnified Parties” shall have the meaning assigned to such term in Section 2(d).

“Indemnified Items” shall have the meaning assigned to such term in Section 2(d).

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

6

“Initial Note A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note B Holder” shall mean CREFI.

“Initial Noteholders” shall mean, collectively, the Initial Note A Holder, the Initial Note B Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean the Note A Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean the Note A.

“Lead Securitization Noteholder” shall mean the Note A Holder.

“Lead Securitization Servicing Agreement” shall mean the Note A PSA, provided that in the event that the Lead Securitization Note is no longer an asset of the trust fund created pursuant to the Lead Securitization Servicing Agreement, the “Servicing Agreement” shall be determined in accordance with Section 2(j).

7

“Lead Securitization Trust” shall mean the Note A Securitization Trust.

“Lender” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or any one or more analogous terms in the Servicing Agreement.

“Major Decisions” shall mean:

(i)            any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any Foreclosure Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)            any modification, consent to a modification or waiver of any monetary term (other than the waiver or reduction of late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)            following a default or an Event of Default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)            any sale of the Mortgage Loan or Foreclosure Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

(v)            any determination to bring the Mortgaged Property or a Foreclosure Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at the Mortgaged Property or a Foreclosure Property;

(vi)            any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)            any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the Mortgage Loan Borrower;

(viii)            any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage

8

Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)            any material modification, waiver or amendment of an intercreditor agreement, participation agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or any decision not to enforce rights) with respect thereto;

(x)            any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)            any releases of any amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)            any approval or disapproval of a proposed assumption of the Mortgage Loan, and any approval of the related documentation, in each case pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(xiii)            any determination of an Acceptable Insurance Default (as defined in the Servicing Agreement);

(xiv)            any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at the Mortgaged Property that is subject to lender’s consent pursuant to the Mortgage Loan Documents;

(xv)            any adoption or implementation of a budget submitted by the Mortgage Loan Borrower to the extent lender approval is required under the Mortgage Loan Documents;

(xvi)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xvii)            the release of any Guarantor (as defined under the Mortgage Loan Agreement) or the approval of any replacement, supplemental or additional borrower or guarantor under the Mortgage Loan Documents;

(xviii)            the approval of any property improvement plans or other physical alterations proposed for the Mortgaged Property, to the extent lender approval is required under the Mortgage Loan Documents;

9

(xix)            subject to the REMIC Provisions, any determination regarding the application of casualty or condemnation proceeds to restoration of the Mortgaged Property or to repayment of the Mortgage Loan;

(xx)            any proposed modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents, other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no lender discretion; or

(xxi)            any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or any Guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

provided, however, that upon the occurrence and during the continuance of a Note B Control Appraisal Period, “Major Decision” shall have the meaning given to such term or other analogous term in the Servicing Agreement.

“Master Servicer” shall mean the master servicer appointed pursuant to the Servicing Agreement.

“Master Servicer Remittance Date” shall have the meaning assigned to such term in the Servicing Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar”: Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

10

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of July 23, 2019, between the Mortgage Loan Borrower, as Borrower, and CREFI, as Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note A Rate” shall mean the Note A Rate minus the Servicing Fee Rate.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate.

“New Notes” shall have the meaning assigned to such term in Section 38.

“Non-Controlling Noteholder” shall mean a Noteholder that is not the Controlling Noteholder.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

11

“Nonrecoverable Property Protection Advance” shall have the meaning assigned to the term “Nonrecoverable Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” shall mean any of Note A and Note B, as applicable.

“Note A Default Rate” shall mean a rate per annum equal to the Note A Rate plus the Note Default Interest Spread.

“Note A Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the sum of the Note A Principal Balance, and the denominator of which is the sum of the Note A Principal Balance and the Note B Principal Balance.

“Note A Rate” shall mean the Note A Rate set forth on the Mortgage Loan Schedule.

“Note A Relative Spread” shall mean the ratio of the Note A Rate to the Mortgage Loan Rate.

“Note A” shall have the meaning assigned to such term in the recitals.

“Note A Holder” shall mean the Initial Note A Holder, or any subsequent holder of Note A, together with its successors and assigns.

“Note A Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A, by and between (a) the Trustee, (b) the Master Servicer, (c) the Special Servicer, (d) the Depositor, (e) the Certificate Administrator, (f) the Operating Advisor and (g) the Asset Representations Reviewer.

“Note A Securitization” shall mean the sale by the Note A Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the Depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)                (1) the initial Note B Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B after the date of creation of Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B and (z) any

12

losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B, is less than

(b)               25% of the remainder of the (i) the initial Note B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holder on Note B after the date of creation of Note B, provided that a Note B Control Appraisal Period shall be deemed to have occurred if any interest in Note B is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note B, whether as the Controlling Noteholder Representative or otherwise.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Holder” shall have the meaning assigned to such term in the recitals.

“Note B Holder Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Note B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B Principal Balance and the denominator of which is the sum of the Note A Principal Balance and the Note B Principal Balance.

“Note B Principal Balance” shall mean, at any time of determination, the Initial Note B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note B Relative Spread” shall mean the ratio of the Note B Rate to the Mortgage Loan Rate.

“Note Default Interest Spread” shall mean a rate per annum equal to five (5) percent (5.0%); provided, however, that if the weighted average of the Note A Default Rate and the Note B Default Rate would exceed the maximum rate permitted by applicable law, the Note Default Interest Spread shall equal (i) the rate at which the weighted average of the Note A Default Rate and the Note B Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Note A Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

13

“Noteholder” shall mean any of the Note A Holder and the Note B Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor appointed pursuant to the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by a party to a Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A Principal Balance and the Note B Principal Balance, as applicable.

“Prohibited Entity” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Prohibited Person” means any Person:

(i)       listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii)       that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)       with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

14

(iv)       who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)       that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or

(vi)       who is an Affiliate of any Person listed in clauses (i) through (v) above.

“Property Protection Advance” shall have the meaning assigned to the term “Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Purchased Note” has the meaning assigned to such term in Section 12.

“Purchasing Noteholder” has the meaning assigned to such term in Section 12.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity), KCM Sacramento, LLC and any other Person that is:

(a)    an entity Controlled (as defined below) by, under common Control with or Controlling any of the Initial Note A Holder or KCM Sacramento, LLC, or

(b)   one or more of the following:

(i)            a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)            a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note B, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating

15

to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)            an entity substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $250,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(vi)            a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (ii), (iv) and (v) above, or

(c)    any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional

16

Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer;

provided, however, that in no event shall any of the Persons listed above be Qualified Institutional Lenders to the extent that such Person (i) is a Prohibited Person, (II) itself has been and/or any other Person owned or controlled by such Person or affiliated with such Person has been, within the ten (10) years preceding the date of determination, the subject of any case, proceeding or other action by or against such Person under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, (III) is controlled by and/or owned in any material respect by any Person(s) which have ever convicted of a felony, or (IV) is a Prohibited Entity.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar or, (g) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor to rate the securities issued in connection with the Securitization of Note A; provided, however, that, at any time during which Note A is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the Depositor from time to time to rate the securities issued in connection with the applicable Securitization.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or to any analogous term in the Servicing Agreement including any deemed or waived Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission

17

or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” shall mean any of the Note A Relative Spread or Note B Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of either “CSS3” or “CLLSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage-backed securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage-backed securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

18

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by the Note A or Note B Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of Note A or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Securitizing Noteholder” has the meaning assigned to such term in Section 2(a).

“Selling Noteholder” has the meaning assigned to such term in Section 12.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Note B Holder in accordance with Section 11) and shall not be deemed to exist to the extent such Note B Holder is exercising its cure rights under Section 11 or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

19

“Serviced Whole Loan Collection Account” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Agreement” shall mean the Lead Securitization Servicing Agreement; provided that in the event that the Lead Securitization Note is no longer an asset of the trust fund created pursuant to the Lead Securitization Servicing Agreement, the “Servicing Agreement” shall be determined in accordance with Section 2(j), provided further, that until such time as the Servicing Agreement is entered into, the Note A Holder shall cause the Mortgage Loan to be serviced by any of Wells Fargo Bank, National Association, KeyBank, N.A., Midland Loan Services, PNC Bank, National Association or any other servicer reasonably selected by the Lead Securitization Note in accordance with this Agreement and the customary and usual servicing practices of originators of commercial mortgage loans intended to be securitized, and in all events, subject to the Servicing Standard. The Servicing Fee Rate prior to the time a Servicing Agreement is entered into shall be 0.0050% per annum, paid monthly based on the outstanding principal balance of the Notes and calculated on the same basis as interest is accrued on the Mortgage Loan.

“Servicing Fee Rate” shall be the per annum rate at which primary servicing fees are payable in respect of the Mortgage Loan (but in no event in excess of 0.00250% per annum) as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

20

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Withheld Amounts” shall have the meaning assigned to such term in Section 3.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with this Agreement and the Servicing Agreement.

Section 2.                Servicing.

(a)    Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that another Noteholder (including, in particular, the Note A Holder) may elect, in its sole discretion, to include the related Note in a Securitization (any such Noteholder, a “Securitizing Noteholder”) and agrees that it will reasonably cooperate with such Securitizing Noteholder, at such Securitizing Noteholder’s expense, to effect such Securitization, which Securitization shall be subject to Section 2(c) below. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer

21

in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)   In no event shall any Note B Holder be entitled to exercise any rights of the “directing holder”, controlling or consulting class or any analogous class or holder under the Servicing Agreement except to the extent such Note B Holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder.

(c)    In no event may the Servicing Agreement change the interest allocable to, or the amount of any payments due to, any Note B Holder or increase any Note B Holder’s obligations or decrease any Note B Holder’s rights, remedies or protections hereunder or otherwise adversely affect any Note B Holder’s rights hereunder.

(d)   The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Serviced Whole Loan Collection Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account and Serviced Whole Loan Collection Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization.

(e)    Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)    At any time after the Securitization Date that Note A is no longer subject to the provisions of the Servicing Agreement, the Note A Holder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the Note A Holder and Note B Holder, in substance, to those in the Servicing Agreement and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that until a replacement servicing agreement

22

has been entered into, the Note A Holder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, however, that the Servicer under such replacement Servicing Agreement shall have no further obligations to advance monthly payments of principal and interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer meeting the requirements of the Servicing Agreement appointed by the Note A Holder and the special servicer appointed by the Controlling Noteholder (which special servicer must satisfy the Required Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating any outstanding Securitization) and does not have to be performed by the service providers set forth under the Servicing Agreement.

(g)   Promptly, upon the Securitization of Note A, the Initial Note A Holder shall give the Note B Holder notice of the Securitization of Note A in writing (which may be by email), together with contact information for each of the parties to the Lead Securitization Servicing Agreement.

Section 3.                Subordination of Note B; Payments Prior to a Sequential Pay Event. Note B and the rights of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to Note A and the rights of the Note A Holder to receive payments of interest, principal and other amounts with respect to Note A, as and to the extent set forth herein. If no Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, all of which shall be payable by the Note A Holder to such parties out of distributions made to it), with respect to the Mortgage Loan pursuant to the Servicing Agreement (such amounts contemplated by clauses (x) and (y), “Withheld Amounts”), shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)    first, to the Note A Holder in an amount equal to the accrued and unpaid interest on the Principal Balance of Note A at the Net Note A Rate;

23

(b)   second, to the Note A Holder in an aggregate amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders, until the Principal Balance of Note A has been reduced to zero;

(c)    third, to the Note A Holder, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the Note A Holder, including any Recovered Costs not previously reimbursed by the Mortgage Loan Borrower (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)   fourth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(e)    fifth, to the Note B Holder in an amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders remaining after giving effect to the allocations in clause (b) above, until the Principal Balance of Note B has been reduced to zero;

(f)    sixth, to the extent the Note B Holder have made any payments or advances to cure defaults pursuant to Section 11, to reimburse the applicable Note B Holder for all such cure payments;

(g)   seventh, to the Note A Holder in an aggregate amount equal to the product of (i) the Note A Percentage Interest multiplied by (ii) the Note A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(h)   eighth, to the Note B Holder in an aggregate amount equal to the product of (i) the Note B Percentage Interest multiplied by (ii) the Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(i)     ninth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(j)     tenth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Note A Holder and the Note B Holder in accordance with the Note A Percentage Interest and the Note B Percentage Interest, respectively; and

24

(k)   eleventh, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to the Note A Holder and the Note B Holder in accordance with the initial Note A Percentage Interest and the initial Note B Percentage Interest, respectively.

Notwithstanding anything contained herein to the contrary, the Note B Holder shall receive amounts constituting payments for Debt Service due to Note B Holder under the Mortgage Loan required to be remitted to such Note B Holders pursuant to this Section 3 within two (2) Business Days of the applicable Monthly Payment Date.

Section 4.                Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any Foreclosure Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding any Withheld Amounts, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)    first, to the Note A Holder in an amount equal to the accrued and unpaid interest on the Principal Balance of Note A at the Net Note A Rate;

(b)   second, to the Note A Holder, until the Principal Balance of Note A has been reduced to zero;

(c)    third, to the Note A Holder, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the Note A Holder, including any Recovered Costs, in each case to the extent reimbursable by the Mortgage Loan Borrower but not previously reimbursed by the Mortgage Loan Borrower (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer), with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)   fourth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(e)    fifth, to the Note B Holder, until the Note B Principal Balance has been reduced to zero;

25

(f)    sixth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments; and to the applicable Note B Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by Note B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(g)   seventh, to the Note A Holder in an aggregate amount equal to the product of (i) the Note A Percentage Interest multiplied by (ii) the Note A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(h)   eighth, to the Note B Holder in an aggregate amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(i)     ninth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(j)     tenth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Note A Holder and the Note B Holder in accordance with the Note A Percentage Interest and the Note B Percentage Interest, respectively; and

(k)   eleventh, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to the Note A Holder and the Note B Holder in accordance with the initial Note A Percentage Interest and the initial Note B Percentage Interest, respectively.

Section 5.                Administration of the Mortgage Loan.

(a)    Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Note A Holder (or any Servicer acting on behalf of the Note A Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Note

26

A Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below) and consistent with the Servicing Standard, the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Note A Holder (or any Servicer acting on behalf of the Note A Holder) the rights, if any, that such Note B Holder, as applicable, has to, (i) call or cause the Note A Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Note A Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Note A Holder (or any Servicer acting on behalf of the Note A Holder) shall not have any fiduciary duty to the Note B Holder in connection with the administration of the Mortgage Loan but shall in all events be obligated to act in accordance with the provisions of this Agreement and the Servicing Agreement.

(b)   The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of this Agreement and the Servicing Agreement. The Servicers shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Note B Holder set forth in Section 5(f) below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Note A Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that the interest of the Note B Holder is subordinate to Note A, subject to the terms and conditions of this Agreement, including without limitation the rights of the Controlling Noteholder), and Note B Holder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)    Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Servicer in connection with a Workout of the Mortgage Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A Holder and Note B Holders pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Notes remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne, first, by the Note B Holder, and then, by the Note A Holder, in that order, in each case up to the amount otherwise due on such Note(s). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and 6), in the case of

27

any modification or amendment described above, the Note A Holder (or the Servicer on its behalf) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of Note B to Note A, with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A Percentage Interest and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)   All rights and obligations of the Note A Holder described hereunder may be exercised by the Servicers on behalf of the Note A Holder in accordance with the Servicing Agreement and this Agreement.

(e)    If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes Note A (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Note A Holder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Note A Holder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing

28

or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)    (i) Subject to clauses (ii) or (iii) below, if any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed or any fact or circumstance has occurred requiring that a Major Decision be made, or if the Servicer or Special Servicer otherwise intends to make a Major Decision, then the Servicer or Special Servicer, as applicable, shall deliver prompt written notice thereof to the Controlling Noteholder and its Controlling Noteholder Representative, if any, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), and none of the Servicer, the Special Servicer or any other Person shall implement any decision with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision) unless and until the Servicer or the Special Servicer, as applicable, has received the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative).

(ii)       If the Servicer or Special Servicer, as applicable, has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within ten (10) Business Days after delivery of the notice of such Major Decision, the Note A Holder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of such Major Decision in all caps bold 14-point font: “This is a Second Notice. Failure to respond within ten (10) Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision,” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Note A Holder (or the Special Servicer acting on its behalf) with respect to any such proposed action within ten (10) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative, as applicable) shall have no further consent rights with respect to such action (provided, however, that such failure to reply shall not affect the rights of the Controlling Noteholder to consent to any future actions). Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole, and the Servicer has made a reasonable effort to contact the Controlling Noteholder. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

(iii)       Notwithstanding the foregoing, no Servicer shall follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Servicer to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Servicer to violate provisions of this Agreement or the Servicing Agreement, require or cause such Servicer

29

to violate the terms of the Mortgage Loan, or materially expand the scope of the Servicer’s responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder, and the Special Servicer shall be required to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period (unless, the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). After the Note A Securitization, references in this paragraph to a Non-Controlling Noteholder as such term relates to the Note A Holder shall mean the Controlling Class Representative. After the Securitization of Note A, references in this paragraph to a Non-Controlling Noteholder as such term relates to the holder of Note A, shall mean the controlling class representative or directing certificateholder or analogous term under the applicable Securitization Servicing Agreement.

In addition to the consultation rights provided in the immediately preceding paragraph, each Non-Controlling Noteholder shall have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Servicer) with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

The Noteholders acknowledge that the Lead Servicing Agreement may contain certain provisions that give the Lead Operating Advisor certain non-binding consultation rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(g)   Regardless of whether a Note B Control Appraisal Period is in effect with respect to Note B, each of the Master Servicer and the Special Servicer shall provide to Note B Holder copies of all notices, reports and information that the Servicing Agreement requires such Master Servicer or Special Servicer, as the case may be, to provide to the Controlling Noteholder during such time as no Note B Control Appraisal Period is in effect.

(h)   The Master Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement. Upon

30

the occurrence and continuance of a Note B Control Appraisal Period, the Note B Holder shall have the right to provide or require the Special Servicer to order an additional or updated Appraisal with respect to the Mortgage Loan, within the timeframes and subject to the conditions set forth in the Servicing Agreement. Any such additional or updated Appraisal shall be at the expense of the requesting Noteholder and the Special Servicer shall determine whether to obtain or accept such additional or updated Appraisal in accordance with the Servicing Agreement and the Master Servicer or the Special Servicer shall determine whether to re-calculate any applicable Appraisal Reduction Amount in accordance with the Servicing Agreement.

(i)     If an Event of Default under the Mortgage Loan has occurred and is continuing, the Special Servicer may, in accordance with the terms and provisions of the Servicing Agreement and subject to the Servicing Standard, elect to sell the Mortgage Loan, subject to the consent right of the Controlling Noteholder (or its Controlling Noteholder Representative), in which case such sale would include each of Note A and Note B as determined by the Special Servicer in accordance with the Servicing Standard (taking into account the subordinate nature of Note B).

Section 6.                Appointment of Controlling Noteholder Representative.

(a)    The Controlling Noteholder shall have the right at any time to appoint a controlling noteholder representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Note A Holder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Note A Holder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Note A Holder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

31

(b)   Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Noteholder.

(c)    If the Note A Holder is the Controlling Noteholder, the Note B Holder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and this Section 6 shall be exercisable by the Note A Holder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of any Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not to be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation; (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Note A Holder shall promptly provide copies to any terminated Special Servicer of the

32

documents referred to in the preceding sentence. Prior to the Note A Securitization, if the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if not later than thirty (30) days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan the Controlling Noteholder (or its Controlling Noteholder Representative) elects to replace the Special Servicer, then each Noteholder agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation, in which case such fees shall be payable as provided herein. The Note A Holder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

The Controlling Noteholder agrees and acknowledges that the Lead Securitization Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Lead Securitization Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of securities issued under the Lead Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

Section 8.                Payment Procedure.

(a)    The Note A Holder (or the Master Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Serviced Whole Loan Collection Account established pursuant to the Servicing Agreement. The Note A Holder (or the Lead Master Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Note A Holder (or the Lead Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day following the Note A Holder’s (or the Lead Master Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower; provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the applicable account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the applicable account within two (2) Business Days of receipt thereof; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead deposit such amounts into the Collection Account and Serviced Whole Loan Collection Account, as applicable, on the same Business Day that such properly identified funds become available to the Master Servicer.

(b)   If the Note A Holder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or

33

paid to any other Person, then, notwithstanding any other provision of this Agreement, the Note A Holder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Note A Holder (or the Servicer on its behalf) repay to the Note A Holder (or the Servicer on its behalf) any portion thereof that the Note A Holder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Note A Holder shall have been required to pay to the Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)    If, for any reason, the Note A Holder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Note A Holder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Note A Holder (or the Servicer on its behalf) is under no obligation to do so), and the Note A Holder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Note A Holder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Note A Holder (or the Servicer on its behalf).

(d)   Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Note A Holder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Note A Holder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Note A Holder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.            Bankruptcy. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Note A Holder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise

34

invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Note A Holder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoint the Note A Holder as their agent, and grant to the Note A Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Note B Holder and the Controlling Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Note A Holder but subject to the provisions of Section 5(f), each other Noteholder shall execute, acknowledge and deliver to the Note A Holder all and every such further deeds, conveyances and instruments as the Note A Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Cure Rights of Note B Holders.

(a)    Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Note A Holder shall provide written notice to the Note B Holder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Note B Holder shall have the right, but not the obligation, to cure such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement that the Note B Holder’s or the Controlling Noteholder Representative’s failure to cure such Monetary Default within seven (7) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. Any failure to cure a particular Monetary Default shall not affect the Note B Holder’s or the Controlling Noteholder Representative’s right to cure a different Monetary Default in the future. At the time a payment is made by Note B Holder to cure a Monetary Default, Note B Holder shall pay or reimburse the Note A Holder for all unreimbursed Advances (whether or not recoverable with respect to any Note), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. Note B Holder shall not be required, in order to effect a cure hereunder, to pay any Default Interest, late charges or any prepayment premiums under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Note A Holder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing

35

proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Note A Holder from collecting Default Interest, late charges or any prepayment premiums from the Mortgage Loan Borrower to be applied in accordance with this Agreement. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)   Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holder’s right to cure under Section 11(a) shall be limited to a total of (i) eight (8) cures of Monetary Defaults over the term of the Mortgage Loan, no more than six (6) of which may be consecutive, and (ii) six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Note A Holder.

(c)    No action taken by the Note B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Note A Holder’ respective rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holder shall be subrogated to the Note A Holder’s respective rights to any payment owing to the Note A Holder for which the Note B Holder makes a cure payment as permitted under this Section 11, but such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the Note is paid in full.

(d)   If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Note A Holder shall provide notice of such Non-Monetary Default to the Note B Holder and the Controlling Noteholder Representative of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Note B Holder shall have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the expiration date of the cure period afforded to the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by Note B Holder of the Non-Monetary Default Notice, and (b) the date which is thirty (30) days from the date of receipt by Note B Holder of the Non-Monetary Default Notice related to such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by Note B Holder, Note B Holder (unless a Note B Control Appraisal Period has occurred and is continuing with respect to Note B Holder) shall be given an additional period of time as is reasonably necessary to enable Note B Holder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) Note B Holder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) Note B Holder makes all cure payments that they are permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that such Note B Holder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur, and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the value, use or operation of the Mortgaged Property taken as whole, which cannot be cured by the Note B Holder within five (5) days of such

36

notice of such material adverse effect. The Non-Monetary Default Notice shall contain a statement that the Note B Holder’s or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. Any failure to cure a particular Non-Monetary Default shall not affect the Note B Holder’s or the Controlling Noteholder Representative’s right to cure a different Non-Monetary Default in the future. The Note B Holder shall not contact the Mortgage Loan Borrower in order to effect any cures under Section 11(a) or this Section 11(d) without the prior written consent of the Note A Holder (or the Servicer on its behalf), such consent not to be unreasonably withheld, conditioned or delayed.

Section 12.            Purchase By Note B Holder. Each Note B Holder shall have the right, by written notice to the Note A Holder (a “Noteholder Purchase Notice”; the sender(s) of such notice, the “Purchasing Noteholder”; and each recipient of such notice, a “Selling Noteholder”), delivered at any time an Event of Default under the Mortgage Loan or a Servicing Transfer Event has occurred and is continuing, to purchase, in immediately available funds, Note A (each Note specified in the Noteholder Purchase Notice, a “Purchased Note”), in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if the Note B Holder elects to send a Noteholder Purchase Notice pursuant to this Section 12, it must purchase the applicable Purchased Note(s) in accordance with the terms hereof. Upon the delivery of the Noteholder Purchase Notice to the Selling Noteholder(s), the Selling Noteholder shall sell (and the Purchasing Noteholder shall purchase) the Purchased Note(s) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Purchasing Noteholder and the Selling Noteholder(s). The Noteholder Purchase Notice shall contain a statement that the Purchasing Noteholder’s failure to purchase the Purchased Note(s) on a Defaulted Note Purchase Date (other than as a result of any failure to consummate such purchase on the part of the Selling Noteholder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable and not in respect of any other Event of Default. Note B Holder agrees that the sale of any Purchased Notes to it shall comply with all requirements of the Servicing Agreement and that all actual costs and expenses related thereto shall be paid by the applicable Purchasing Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Selling Noteholder(s) (or the Servicer on its or their behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price and reasonably detailed back-up documentation explaining how such price was determined), and shall, absent manifest error, be binding upon the Purchasing Noteholder. Concurrently with the payment to the Selling Noteholder(s) in immediately available funds of the Defaulted Mortgage Loan Purchase Price, the Selling Noteholder(s) shall execute at the sole cost and expense of the Purchasing Noteholder in favor of the Purchasing Noteholder assignment documentation which will assign the Purchased Note(s) and the Mortgage Loan Documents without recourse, representations or warranties (except each Selling Noteholder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver its Note and all of its right, title and interest in and to the Mortgage Loan Documents free and clear of all liens and encumbrances (other than the interest created by the Note(s) that are not the Purchased Note(s))). The right of the Note B Holder to purchase one or more Notes as set forth above in this Section 12 shall automatically terminate upon a foreclosure

37

sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Note A Holder shall give the Note B Holder ten (10) Business Days’ prior written notice of its intent with respect to such action (which such action shall be subject to Section 5 hereof)). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Note A Holder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Note A Holder of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure, less than ten (10) Business Days after the acceleration of the Mortgage Loan, the Note A Holder shall notify Note B Holder of such transfer and each Note B Holder shall have a fifteen (15) Business Day period from the date of such notice from the Note A Holder to deliver the Noteholder Purchase Notice to the Note A Holder, in which case Note B Holder shall be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) Business Day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.            Representations of the Note B Holder. Note B Holder represents, and it is specifically understood and agreed, that it is acquiring Note B for its own account in the ordinary course of its business and none of the Note A Holder shall have any liability or responsibility to Note B Holder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by the Note A Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon Note B Holder, and that this Agreement is the legal, valid and binding obligation of Note B Holder enforceable against Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Note B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. Note B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by Note B Holder, (b) to Note B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by Note B Holder have been obtained or made and (c) to Note B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Note B Holder acknowledges that the Note A Holder does not owe Note B Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with Note B Holder with respect to any action taken by the Note A Holder, as applicable, in connection with the Mortgage Loan.

Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which

38

purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Note A Holder. The Note A Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Note A Holder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Note A Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Note A Holder acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need not consult with Note A Holder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 15.            Independent Analysis of the Note B Holder. The Note B Holder acknowledges that it has, independently and without reliance upon the Initial Note A Holder, except with respect to the representations and warranties provided by the Initial Note A Holder herein and in any documents or instruments executed and delivered by the Initial Note A Holder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Note B), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase Note B and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties provided herein and in such other documents or instruments, the Note A Holder has not made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Note A Holder herein and in such other documents and instruments, and that the Note A Holder shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between any of the Noteholders as a partnership, association, joint venture or other entity. No Noteholder shall have any obligation whatsoever to offer to any other

39

Noteholder the opportunity to purchase a Note interest in any future loans originated by such Noteholder, as applicable, or its Affiliates, and if such Noteholder chooses to offer to any other Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by such Noteholder or their respective Affiliates, such offer shall be at such purchase price and interest rate as such Noteholder, chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder a Note interest in any future loans originated by such other Noteholder or its Affiliates.

Section 17.            Not a Security. Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Mortgage Loan Borrower or (b) any direct or indirect parent of the Mortgage Loan Borrower or (c) any Affiliate of the Mortgage Loan Borrower or (d) any Affiliate of any direct or indirect parent of the Mortgage Loan Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate of a holder of such preferred equity (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.            Sale of the Notes.

(a)    Note B Holder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 19. Note B Holder shall have the right, without the need to obtain the consent of the Note A Holder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person, provided that any such Transfer shall be made in accordance with the terms of this Section 19. Note B Holder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer the Note A Holder is provided with (x) a representation from a transferee or Note B Holder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 20 and provided further, that such transfer would not cause such Note to be held by more than four (4) persons and (ii) to an entity that is not a Qualified Institutional Lender, provided that with respect to this clause (ii), Note B Holder obtains (1) prior to the Lead Securitization Date, the consent of the Note A Holder, such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Note A Holder shall be required after the closing of the Note A Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer the Note A Holder is provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause the subject Note to be held by more than seven persons; and provided further, however, that in the case of each of clause (i) and (ii), if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of

40

such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of the Note B Principal Balance shall immediately appoint a representative to exercise all rights of Note B Holder hereunder. Notwithstanding the foregoing, Note B Holder shall not Transfer all or any portion of its Note (or sell, assign, transfer or otherwise dispose of a participation interest in its Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee without the prior consent of the Note A Holder, which consent may be withheld in such Note A Holder’s sole and absolute discretion. The Note B Holder agrees it will pay the actual and reasonable out-of-pocket expenses of the Note A Holder (including all actual and reasonable out-of-pocket expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer.

(b)   All Transfers under Section 19(a) shall be made upon written notice to the Note A Holder not later than two (2) Business Days prior to the date of such Transfer and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by Note B Holder of its Note solely as security for a loan to Note B Holder made by a third-party lender whereby Note B Holder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of Note B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of Note B Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of Note B in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to Note B (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in Note B as described in clause (c) below). In connection with any such permitted transfer of a portion of Note B and for all purposes of this Agreement, the Note A Holder need only recognize the majority holder of Note B for purposes of notices, consents and other communications between the Note A Holder, and such majority holder of Note B shall be the only Person authorized hereunder to exercise any rights of Note B Holder under this Agreement; provided, however, the majority holder of Note B may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of Note B Holder hereunder by delivering written notice thereof to the Note A Holder, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)    In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue

41

to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest, and (v) such Noteholder shall not delegate its right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Note B Control Appraisal Period, the aforesaid delegation of rights shall terminate and be of no further force and effect with respect to Note B.

(d)   The Note A Holder shall have the right to Transfer all or any portion of its Note without the prior consent of any other Noteholder (i) prior to an Event of Default, to any party other than the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party and (ii) after an Event of Default, to any party, including the Mortgage Loan Borrower and any Mortgage Loan Borrower Related Party; provided, however, that following any Event of Default under the Mortgage Loan, the Note A Holder may only transfer all or any portion of its Note to the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party with the prior written consent of the Controlling Noteholder at any time when the Note A Holder is not the Controlling Noteholder; provided further, however, that following any Transfer of Note A, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. For the avoidance of doubt, subject to Section 12, no Noteholder or the Servicer shall have any right to Transfer or cause the Transfer of any other Note.

(e)    Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be

42

unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)    Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)            The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

43

(iii)            Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)            The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.            Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Noteholder transferring its interests hereunder shall cause the applicable transfer to be registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon the Lead Securitization, the Certificate Administrator shall automatically become and be the Agent.

Section 21.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21

44

solely for purposes of maintaining the Note Register. The parties intend for the Mortgage Loan and the Notes to be in registered form for federal income tax purposes under Section 5.103-1(c) of the United States Treasury Regulations.

Section 22.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation between the parties.

Section 23.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders..

Section 24.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED

45

OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

46

Section 31.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.            Withholding Taxes.

(a)    If the Note A Holder shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Note B Holder with respect to the Mortgage Loan as a result of such Note B Holder constituting a Non-Exempt Person, the Note A Holder, or the Servicer on its behalf, shall be entitled to do so with respect to Note B Holder’s interest in such payment (all withheld amounts being deemed paid to Note B Holder), provided that the Note A Holder shall furnish Note B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting Note B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which Note B Holder is subject to tax.

(b)   Note B Holder shall and hereby agrees to indemnify the Note A Holder against and hold the Note A Holder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Note A Holder (or the Servicer on its behalf) to withhold Taxes from payment made to Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by Note B Holder to the Note A Holder in connection with the obligation of the Note A Holder to withhold Taxes from payments made to Note B Holder, it being expressly understood and agreed that the Note A Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)    Contemporaneously with the execution of this Agreement, and from time to time as reasonably requested by the Note A Holder or Servicer during the term of this Agreement, Note B Holder shall deliver to the Note A Holder or Servicer, as applicable, evidence satisfactory to the Note A Holder substantiating whether Note B Holder is a Non-Exempt Person and whether the Note A Holder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, it being acknowledged by the parties hereto that delivery of a certification in the form attached hereto as Exhibit D shall be satisfactory evidence that Note B Holder is not a Non-Exempt Person. Without limiting the effect of the foregoing, (i) if Note B Holder (or, if Note B Holder is disregarded for U.S. federal income tax purposes, the owner of Note B Holder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Note A Holder an Internal Revenue Service Form W-9 and (ii) if Note B Holder (or, if Note B Holder is disregarded for U.S. federal income tax purposes, the owner of Note B Holder) is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, Note B Holder shall satisfy the requirements of the preceding sentence by furnishing to the Note A Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or applicable

47

successor forms, as may be required from time to time, duly executed by Note B Holder; provided that Note B Holder, without request, shall deliver a new, appropriately completed Form W-8 if the Note B Holder’s current Form W-8 “expires” or if there is a “change in circumstances” that makes any of the information on the current Form W-8 incorrect (both within the meaning of the instructions to such Form W-8). The Note A Holder shall not be obligated to make any payment hereunder to the Note B Holder in respect of Note B or otherwise until the Note B Holder shall have furnished to the Note A Holder the requested forms, certificates, statements or documents.

Section 33.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Note A Holder (or a custodian acting on behalf of the Note A Holder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Note A Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian (as defined in the Servicing Agreement). Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 34.            Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Note A Holder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Note A Holder as a Non-Controlling Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder (including to the Note B Holder regardless of whether a Note B Control Appraisal Period is continuing).

Section 35.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.            Certain Matters Affecting the Agent.

(a)    The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)   The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

48

(c)    The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)   The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)    The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)    The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)   The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A Holder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. CREFI, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. CREFI, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Note A Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 38.            Resizing. Each Noteholder agrees, subject to clause (iii)(y) below, that if the Note A Holder determines that it is advantageous to resize its Note by causing the Mortgage Loan Borrower to execute amended and restated notes (“New Notes”) (which must be pari passu) reallocating the principal of such Note(s) to such New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at

49

such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note or Notes immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note or Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of Note A, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Any cap on a Note A Holder’s obligation to pay other Noteholder’s expenses pursuant to Section 40 of this Agreement shall not apply to any other Noteholder’s expenses in connection with a resizing pursuant to this Section 38 or any Securitization of a resized Note A.

Section 39.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 40.            Cooperation in Securitization.

(a)    Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization of Note A, at the request of the related Noteholder, each other Noteholder shall use commercially reasonable efforts, at the requesting Noteholder’s expense, to satisfy, and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization no other Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Mortgage Loan Document, or (iii) otherwise materially adversely affect the rights and interests of such Noteholder. In connection with any such Securitization of Note A, each other Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with its Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each Rating Agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting

50

Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 40 may be incorporated into the offering documents for a Securitization. A requesting Note A Holder and each Rating Agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 40.

(b)   The Note A Holder securitizing its Note may, at its election, deliver to each other Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Note A Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond within such time, such other Noteholder shall be deemed to have elected to not comment thereon (but no failure to comment shall constitute a waiver of such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents the requesting Noteholder’s determination shall control (the parties acknowledging that no inaccuracy in such documents shall in any respect prejudice any such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

(c)    Notwithstanding anything herein to the contrary, the Note A Holder acknowledges and agrees that (i) no other Noteholder shall be required to incur any out-of-pocket expenses in connection with their respective Securitizations of Note A, and (ii) any such other Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by the requesting Note A Holder to be necessary to satisfy its disclosure obligations in connection with its Securitization.

[SIGNATURE PAGE FOLLOWS]

51

IN WITNESS WHEREOF, the Initial Note A Holder and the Note B Holder have caused this Agreement to be duly executed as of the day and year first above written.

NOTE A HOLDER AND INITIAL AGENT: CITI REAL ESTATE FUNDING INC.

By:	/s/ Ana Rosu Marmann
Name: Anna Rosu Marmann
Title: Authorized Signatory

[Signature Page to Agreement Between Noteholders]
(The Citizen Hotel Sacramento)

52

NOTE B HOLDER: KCM SACRAMENTO, LLC, a Delaware limited liability company

/s/ Kawa Capital Managment, Inc. as
Managing Member

/s/ Daniel Ades
Name: Daneil Ades
Title: Director

 [Signature Page to Agreement Between Noteholders]

53

SCHEDULE I

BORROWER

CL1 SACRAMENTO, LLC

54

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of July 23, 2019 between the entity set forth on Schedule I hereto, as borrower, and Citi Real Estate Funding Inc., as lender
Date of the Mortgage Loan:	July 23, 2019
Date of Note A:	July 23, 2019
Date of Note B:	July 23, 2019
Initial Principal Amount of Mortgage Loan:	$40,000,000
Location of Mortgaged Property:	Sacramento, California
Stated Maturity Date:	August 6, 2029

B.       Description of Note Interests:

Note A Principal Balance:	$34,000,000
Initial Note B Principal Balance:	$6,000,000
Note A Percentage Interest:	85%
Note B Percentage Interest:	15%
Note A Rate:	4.11%
Note B Rate:	10.00%

A-1

EXHIBIT B

Initial Note A Holder:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco

Facsimile number: (347) 394-0898

with copies to:

Citi Real Estate Funding Inc.
390 Greenwich Street
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

Initial Note B Holder:

KCM Sacramento, LLC

c/o Kawa Capital Partners

21500 Biscayne Boulevard, Suite 700

Aventura, Florida 33180

Attention: General Counsel

Email: legal@kawa.com

With a copy to:

Chapman and Cutler LLP

B-1

111 West Monroe Street

Chicago, Illinois 60603

Attention: Philip M.J. Edison

Phone: (312) 845-3905

Email: edison@chapman.com

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, Inc.
11.	Praedium Group
12.	J.E. Robert Companies
13.	Fortress Investment Group LLC
14.	Lonestar Opportunity Fund
15.	Clarion Partners
16.	Walton Street Capital, LLC
17.	Starwood Financial Trust
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC

20. Rialto Capital Advisors, LLC

21.	Raith Capital Partners, LLC
22.	Eightfold Real Estate Capital, L.P.
23.	Perella Weinberg Partners
24.	Square Mile Capital Management LLC

C-1

EXHIBIT D

PORTFOLIO INTEREST CERTIFICATION

Reference is hereby made to the Agreement Between Noteholders dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between [ ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 32 [Withholding Taxes] of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the promissory note evidencing Note [ ] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Master Servicer and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

D-1